Exhibit 10.3
CONSULTING AGREEMENT
This Consulting Agreement (“Agreement”) is made as of the 30th day of April, 2015 (“Effective Date”) by and between Shoulder Innovations LLC (Client), located at
4670 Fulton Street East
Suite 202
Ada, MI, 49301
and Genesis Innovation Group LLC (Consultant), located at:
9575 Nevada Trail
Missoula, MT 59808
(Client and Consultant being referred to individually as “Party” and collectively as “Parties”).
NOW, THEREFORE, in consideration of the mutual promises exchanged herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agrees as follows:
1.    Consulting Services.    Consultant agrees to render consulting services of the nature described in the Addendum signed by the Parties and attached hereto, as may be requested from time to time by Client. The Addendum is incorporated into, and made part of, this Agreement.
2.    Compensation.    Client shall pay to Consultant, as compensation for the services performed hereunder, the amount or amounts stated in an applicable Addendum. If services are to be performed on an hourly basis, Client shall be responsible to pay for hours actually worked by Consultant’s employees or consultants in performing services under any Addendum, but Client shall not be responsible for payment for normal commuting time nor, if travel is required, for travel time in excess of a total time of 8 hours per day. Client will reimburse Consultant for all agreed-upon travel (other than the normal daily expenses of working and commuting) and other reasonable expenses incurred in connection with performing services for Client. Consultant will submit invoices to Client at least [***], and payment of agreed-upon charges will be made within [***] of receipt of invoice. If invoices are not submitted within [***] after services are performed, Client will not consider invoices for payment. The Consultant agrees not to incur any expenses in Client’ name without the prior written authorization of Client.
3.    Taxes.    Consultant shall have sole responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws and for filing all required tax forms with respect to any amounts paid by Client to Consultant hereunder and any amounts paid by Consultant to its employees. Consultant shall indemnify and hold Client harmless against any claim or liability (including penalties) resulting from failure of Consultant to pay such taxes or contributions, or failure of Consultant to file any such tax forms.
4.    Insurance.    Consultant shall maintain, at Consultant's expense, such insurance as will fully protect Consultant from any claims for damage for bodily injury, including death, and for property damage, which may arise from Consultant’s activities under this Agreement, whether such activities are performed by Consultant or by any subcontractor or anyone directly or indirectly employed by either of them.
5.    Confidential Information.    Confidential Information shall mean written information, oral information, or information obtained by the inspection of tangible objects, that relates to, business, technical, customer, marketing, and financial information (whether written, oral or otherwise), including without limitation, ideas, inventions, trade secrets, know how, documents, charts, lists, software, drawings, materials, goods, product designs and plans, equipment or samples, disclosed or delivered to Consultant by Client, or arising from work or services done by Consultant for Client. Confidential Information shall not include any information for which that Consultant can demonstrate by competent written proof was (a) known to the public at the time of Client’s disclosure to Consultant or entered the public domain thereafter through no fault of Consultant; (b) in Consultant's possession free of any obligation of confidentiality at the time of Client’s disclosure to Consultant; or (c) rightfully communicated to Consultant by a third party who was not under any obligation of confidentiality.

6.    Authorized Uses.    Confidential Information shall be used by the Consultant only for purposes authorized in writing by Client, shall be treated by the Consultant as confidential proprietary information of Client, and shall not be reproduced or disclosed or made available to others know without prior written permission of Client except to those that have a specific need to know. The Consultant shall take at least those measure that Consultant takes to protect its own highly confidential information. The Consultant shall reproduce Client’s proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original. The authorized uses of Confidential Information are limited to (a) performing the consulting services described in the Addendum; (b) supplying Client with goods or services; or (c) any other purpose Client may hereafter authorize in writing.
7.    Title.    The title to the Confidential Information provided to the Recipient by the Discloser, including without limitation any tangible property, shall be vested in the Discloser. Nothing in this Agreement is intended to grant any rights to the Interested Party under any patent, mask work right or copyright of Client, nor shall this Agreement grant the Interested Party any rights in or to Confidential Information except as expressly set forth herein.
8.    Representations, Warranties and Indemnification.
8.1    The Consultant represents that during the term of this Agreement no business relationships, employment relationships and consulting obligations of the Consultant shall be a conflict with the obligations to Client set forth herein, or involve the disclosure of Confidential Information, and or interfere with the performance of the Consultant’s obligations under this Agreement.
8.2    The Consultant warrants to Client that the Consultant: (a) has the right to enter into this Agreement, (b) has no obligations to any other person or organization that are in conflict with the Consultant’s obligations under this Agreement, and (c) that all Inventions and Preexisting Materials (as defined herein) are and will be original, and will not infringe the copyrights, trade secrets, rights of privacy or similar proprietary rights of others. The Consultant agrees to indemnify and hold harmless Client against any expenses, damages, costs, losses and fees (including legal fees) incurred by Client in any suit, claim or proceeding brought by a third party and which is based on facts which constitute a breach of any of the warranties in this Paragraph.
9.    Assignment of Inventions.
9.1    The Consultant agrees to keep accurate, complete and timely records of all Inventions made, authored or conceived by the Consultant, either solely or jointly with others, during the term of this Agreement. All Inventions will be promptly and fully disclosed by the Consultant to Client in writing. “Inventions” means discoveries, improvements, ideas, works of authorship (including but not limited to all written materials and computer software), data and information, whether or not patentable or copyrightable, relating to any work performed by the Consultant for Client, either solely or jointly with others, pursuant to this Agreement, or based on or derived from Confidential Information.
9.2    The Consultant agrees to assign and does hereby assign to Client all rights to Inventions, and to applications to letters patent, copyrights and/or copyright registrations for all such Inventions in all countries, and to all letters patent, copyrights and/or copyright registrations granted for the Inventions in all countries. Consultant agrees that any materials protectable by copyright developed by Consultant as provided in this paragraph shall be "works made for hire" to the extent possible under U.S. or foreign copyright laws, and thus the property of Client. To the extent such materials do not qualify as works made for hire, Consultant agrees to assign and does hereby expressly assign to Client the copyright in such materials on a worldwide basis.
9.3    The Consultant agrees to execute and deliver promptly to Client (without charge to Client but at the expense of Client) all written instruments, and to do all other legal acts which Client deems necessary or desirable, to enable Client to preserve the property rights to Inventions against forfeiture, abandonment or loss, to obtain, defend and maintain letters patent, copyrights and/or copyright registrations, and to vest the entire right and title in and to Inventions in Client.
9.4    The Consultant further agrees that Client may add to, subtract from, arrange, rearrange, revise, modify, change and adapt all Inventions, including any copyrightable or copyrighted works, created or provided by the Consultant to Client under this Agreement. The Consultant hereby waives all of the Consultant’s rights under the United States Copyright Act, including any rights provided in 17 U.S.C. § 106 and § 106A and any rights of attribution and integrity and other “moral rights of authors” with respect to the results and proceeds of the Consultant’s work under this Agreement to the extent now or hereafter permitted by the laws of the United States of America or the laws of any other countries.
9.5    Client shall determine, in its sole discretion, which Invention shall be maintained as a trade secret. In the event that Client elects to prepare and file patent applications for Inventions, such applications will be prepared at Client’s expense by attorneys of Client’s choice. Consultant will be named as an inventor on any such patent applications as appropriate under applicable legal standards.
10.    Incorporated Proprietary Materials.    Consultant agrees to notify Client in writing prior to incorporating any proprietary materials, whether or not patentable or patented, which are owned or controlled by Consultant, into the goods, equipment and/or services furnished to Client by Consultant under this Agreement. Consultant will either obtain Client’s written agreement to the incorporation such proprietary materials without a license of such rights to Client, or Consultant will grant and hereby grants to Client an irrevocable, perpetual, transferable, nonexclusive, worldwide, royalty-free license to make, use and sell, and to have others make, use and sell on its behalf goods, equipment, services or the like incorporating such proprietary materials.
11.    Term and Termination.
11.1    Either Party shall have the right to terminate this Agreement upon sixty days written notice to the other Party.
11.2    This Agreement shall automatically renew one year after the Effective Date, unless extended by the mutual written agreement of the Parties.
11.3    The continuing obligations of Consultant under this Agreement with respect to Confidential Information shall survive for five years after the termination date of this Agreement.
11.4    Upon termination of this Agreement, all records and any compositions, articles, devices, Inventions and other items which disclose or embody Confidential Information within the Consultant’s possession or control, whether prepared or made by the Consultant or others, will be delivered to Client.
12.    No Agency.    The Parties do not intend that any agency or partnership relationship be created between them by this Agreement. The Consultant understands and agrees that the Consultant is not an employee of Client. Consultant agrees that the Consultant is not entitled to any Client employee benefits or benefit plans of any kind, including but not limited to, worker’s compensation insurance, unemployment insurance, health insurance, life insurance, pension plan or any other benefit or insurance that Client provides to its employees.
13.    Third-party Confidential Information.    The Consultant understands that Client does not desire to receive any confidential information in breach of the Consultant’s obligation to others and agrees that during the term of this Agreement, the Consultant will not disclose to Client or use in the performance of services for Client, any confidential information in breach of the obligations to any third party.
14.    Use of Consultant’s Written Materials.    Client shall have the right, at no additional charge, to use, modify, reproduce and prepare derivative works based on the Consultant’s documentation and literature, provided to Client by Consultant in connection with the performance of services under this Agreement, including without limitation, operating and maintenance manuals, technical publications, prints, drawings, training manuals, sales literature, and other similar materials.

15.    Scope of Obligations.    The obligations of the Consultant contained in this Agreement shall be binding upon any division, subsidiary, employee, agent, assignee, transferee, successor or receiver of the Consultant. The Consultant agrees to advise and inform such parties who have access to Confidential Information of the obligations of the Consultant under this Agreement and its applicability to them. The Interested Party shall immediately notify Client in the event of any unauthorized use or disclosure of the Confidential Information. The Consultant agrees to be responsible for any breach of this Agreement by such parties.
16.    No Commitment.    It is understood that this Agreement does not obligate Client to request proposals, bids, or estimates from or to enter into contracts or place orders with the Consultant, and does not constitute all of the conditions or terms of a contract, request, or order from Client to the Consultant. Further conditions and terms of any such contract, request, or order shall be agreed upon between Parties from time to time.
17.    Confidential Relationship.    [***]
18.    No Reverse Engineering.    Except as expressly provided herein, the Consultant shall not (a) reverse engineer or analyze samples furnished by Client, (b) create derivatives of such samples for commercial purposes, or (c) file any patent application containing a claim to any subject matter derived from the Confidential Information, without the prior written consent of Client.
19.    Return of Confidential Information.    At any time upon Client’s request, or upon the termination of this Agreement, all Confidential Information (and all copies thereof) shall be promptly returned to Client and not retained by the Consultant or the Consultant representatives in any form, and analyses, summaries or other writings prepared by the Consultant or the Consultant advisors based on the Confidential Information shall be promptly destroyed.
20.    Injunctive Relief.    The Consultant also agrees that, in the event of any breach or threatened breach, Client will be entitled to equitable relief, including injunctive relief and specific performance without posting a bond. Such relief will not be exclusive of Client, but will be in addition to all other remedies. In the event disclosure is legally compelled, the Consultant shall provide Client with prompt written notice so that Client can seek appropriate protections and remedies.
21.    Disclaimer.    Client provides Confidential Information disclosed hereunder on an “AS IS” basis, without warranties of any kind. Without limiting the foregoing, Client does not represent or warrant that such Confidential Information is accurate, complete or current. The disclosure of Confidential Information is for discussion purposes only. Client may change the content of Confidential Information at any time at Client’ sole discretion.
22.    Applicable Law and Jurisdiction.    The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Indiana (without giving effect to the choice of law principles thereof). The Parties hereby consent and submit to the exclusive jurisdiction of any of the federal or state courts located in the State of Indiana with respect to the enforcement of any rights or remedies hereunder. The Consultant hereby irrevocably appoints the Secretary of State of the State of Indiana as its agent for service of any process, summons or other document related to initiating any action hereunder to enforce the rights of Client.
23.    Miscellaneous.    No amendment to this Agreement shall be binding upon the Parties unless it is in writing and executed by both Parties. The failure of either Party at any time to require performance of any provision of this Agreement or to exercise any right provided for herein shall not be deemed a waiver of such provision or such right. All waivers must be in writing. Unless the written waiver contains an express statement to the contrary, no waiver by either Party of any breach of any provision of this Agreement or of any right provided for herein shall be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise. This Agreement contains the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all previous communications, negotiations and agreements, whether oral or written, between the parties with respect to such subject matter. If any provision or clause of this Agreement, or the application thereof under certain circumstances is held invalid, the remainder of this Agreement, or the application of such provision or clause under other circumstances, shall not be affected thereby.
24.    Assignment.    Client reserves the right to assign all or part of its rights under this Agreement. Client agrees to notify Consultant within thirty days of such assignment.
25.    Indemnification. All representatives of Consultant, while on Client’s premises shall comply with all reasonable rules and regulations established by Client. Consultant hereby agrees to indemnify and hold harmless Client and its affiliates, and their officers, agents and employees, from and against any and all liability, loss, damage, cost and expense (including attorneys fees) on account of any claim, suit or action made or brought against Client, or their officers, agents or employees, arising from the services performed by Consultant hereunder, including any act of negligence of Consultant or its employees in connection with such services, or arising from any accident, injury or damage caused to any person or to the property of any person during the performance of such services, or arising from injury (including death) to any of Consultant's employees or damage to or loss of Consultant's property while on the premises of Client in connection with this Agreement.
26.    Export Control.    The Consultant agrees not to export, directly or indirectly, any U.S. source technical data acquired from Client or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be execute by their authorized representatives as of the date written below.

Genesis Innovation Group LLC	Shoulder Innovations, LLC

/s/ Robert Ball	/s/ Michael DeVries
Signature, individually and on behalf of the business identified above	Signature

Chairman	Managing Member
Title	Title

04/29/2015	4-29-2015
Date	Date

ADDENDUM
to the
Client CONSULTING AGREEMENT
NATURE OF CONSULTING SERVICES
It is expected that Client will pay all direct out-of-pocket expenses in connection with the Consulting Services, provided that Consultant obtains Client’s advanced written authorization before obligating Client for any such out-of-pocket expenses.
CONSULTANT’S FEE
Client agrees to pay Genesis hourly consulting rates according to the following schedule:
Program Manager. Responsible for concept development, Intellectual Property creation, surgeon relationship management, and overall project management for a large-scale project ([***]). Chargeable Rate: [***]
Senior Staff Member: Responsible for duties as assigned by Program Manager for either technical or commercial development of concepts, relationships, business plans, or other subject that may be necessary from time to time in association with a large scale, complex project: [***].
Project/Mechanical Engineer. Responsible for detailed design of various products under the direction of Program Manager. May be responsible for project management of sub-projects with a program. Chargeable Rate: [***].
Designer/Technician. Responsible for creation of detailed specification design and drawings under direct supervision of Engineer or Program Manager. Chargeable Rate: [***].
Assistant/Administrative. Chargeable Rate: [***].
Travel time is at [***] and is from “office-to-office,” and in no case shall be billed at greater than 8 hours per day.
Invoices for services shall be [***] (but in no event later than [***] after such services are rendered). Client will also reimburse Consultant for all travel expense.
Consultant shall remain responsible for any local, state, or federal taxes associated with receipt of equity grants in Client.
CONSULTANT’S POINT OF CONTACT AT Client
Consultant’s point of contact at Client shall be Robert Ball. All questions regarding this agreement should be directed to the point of contact.

Genesis Innovation Group LLC	Shoulder Innovations, LLC

/s/ Robert Ball	/s/ Michael DeVries
Signature, individually and on behalf of the business identified above	Signature

Chairman	Managing Member
Title		Title

04/29/2015	4/29/2015
Date		Date

AMENDMENT TO CONSULTING AGREEMENT
THIS AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is effective November 15, 2016, by and between Shoulder Innovations, LLC, a Delaware limited liability company (“Client”) and Genesis Innovation Group, LLC, a Delaware limited liability company (“Consultant”) (each, a “Party” and together, the “Parties”).
Recitals
WHEREAS, the Parties entered into a Consulting Agreement, dated April 30, 2015 (including any addendums thereto, “Consulting Agreement”), and pursuant to an Addendum to the Consulting Agreement Client agreed to pay Consultant $115/hour for work performed by Senior Staff Members in accordance with the Consulting Agreement;
WHEREAS, the Parties desire to amend the Consulting Agreement to change the billable rate [***] under the Consulting Agreement.
WHEREAS, the Parties desire to enter into this Amendment to memorialize their understanding.
Background
NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the Parties agree as follows:
1.Recitals. The above Recitals are incorporated into this Amendment by reference and made a part of this Amendment.
2.Amendment. The following is hereby added to the Consulting Agreement:
A.With regard to any work or services provided to Client [***], Client shall pay [***].
3.Miscellaneous. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings set forth in the Consulting Agreement. The terms of this Amendment amend and modify the Consulting Agreement as if fully set forth in the Consulting Agreement. If there is any conflict between the terms, conditions and obligations of this Amendment and the Consulting Agreement, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Consulting Agreement not specifically modified by this Amendment are preserved and remain in full force and effect.
The Parties have caused this Amendment to be effective as of the day and year first set forth above. This Amendment may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

Shoulder Innovations, LLC		Genesis Innovation Group, LLC

By:	/s/ Robert Ball	By:	/s/ Don Running
Name:	Robert Ball	Name:	Don Running
Title:	Executive Chairman	Title:	CEO

AMENDMENT TO CONSULTING AGREEMENT
THIS AMENDMENT TO THE CONSULTING AGREEMENT (this “Amendment”) is effective January 29th, 2019 by and between Shoulder Innovations, Inc., a Delaware Corporation (“Company”) and Genesis Innovation Group, LLC (“Consultant”) (each, a “Party” and together, the “Parties”.
Recitals
WHEREAS, the Parties entered into a Consulting Agreement, dated April 30th, 2015 (“Consulting Agreement”), and pursuant to the Consulting Agreement, Consultant agreed to render Consulting Services (“Services”) to the Company.
WHEREAS, the Parties desire to amend the Consulting Agreement, to adjust the following Hourly Consulting Rates as detailed in the Addendum to the Client Consulting Agreement:
Program Manager: Responsible for concept development, Intellectual Property creation, surgeon relationship management, and overall project management for a large-scale project ([***]).
Chargeable Rate [***].
Senior Staff Member: Responsible for duties as assigned by Program Manager for either technical or commercial development of concepts, relationships, business plans, or other subject that may be necessary from time to time in association with a large scale, complex project.
Chargeable Rate [***].
Project/Mechanical Engineer: Responsible for detailed design of various products under the direction of Program Manager. May be responsible for project management of sub-projects with a program.
Chargeable Rate [***].
Designer/Technician: Responsible for creation of detailed specification design and drawings under direct supervision of Engineering or Program Manager.
Chargeable Rate [***].
Assistant/Administrative: Chargeable Rate from [***].
WHEREAS, the Parties desire to enter into this Agreement to memorialize their understanding.
General
NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the Parties agree as follows:
1.Recitals. The above Recitals are incorporated into this Amendment by reference and made a part of this Amendment.
2.Effective Date. The above Recitals are effective January 1st, 2019.

3.Amendment. The following is hereby added as an Addendum of the Consulting Agreement:
a.The Hourly Rates will be adjusted as detailed in the above Recitals.
4.Miscellaneous. Unless otherwise defined in this Agreement, capitalized terms shall have the meanings set forth in the Consulting Agreement. The terms of this Amendment amend and modify the Consulting Agreement as if fully set forth in the Consulting Agreement. All other provisions of the Consulting Agreement not specifically modified by this Amendment are preserved and remain in full force and effect.
The Parties have caused this Amendment to be effective as of the day and year first set forth above. This Amendment may be executed and delivered (included by facsimile or electronic transmission) in one or more counterparts, each which shall constitute an original, and all of which together shall constitute one and the same instrument.

Consultant	Shoulder Innovations, Inc.

/s/ Robert Ball	/s/ Matthew Ahearn
Signature, individually and on behalf of the business identified above	Signature

CEO	President & Chief Operating Officer
Title		Title

4/10/19	January 29th, 2019
Date		Date

GENESIS INNOVATION GROUP, LLC
FIRST AMENDMENT TO
CONSULTING AGREEMENT
This First Amendment to THE CONSULTING AGREEMENT (this “Amendment”) is made effective as of January 1, 2022, by and among Genesis Innovation Group, LLC, a Michigan limited liability company (the “Consultant”), and Shoulder Innovations, Inc. (the “Company”).
BACKGROUND
WHEREAS, the Consultant and the Company previously entered into that certain Consulting Agreement dated April, 30 2015 (the “Agreement”);
WHEREAS, capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Agreement; and
WHEREAS, pursuant to the Consultant’s Fee section of the Addendum to the Agreement, Consultant and Company agree to modify the Chargeable Rate for each position listed.
NOW, THEREFORE, in consideration of the foregoing, the Agreement is modified as follows:
CONSULTANTS FEE
Program Manager: [***]
Senior Staff Member: [***]
Engineering Director: [***]
Quality / Regulatory Manager: [***]
Project / Mechanical Engineer: [***]
Designer / Technician: [***]
COUNTERPARTS. This Amendment may be executed either originally or by facsimile, .pdf or other electronic means of signature and delivery, each of which shall be deemed an original.
SIGNATURE ON THE FOLLOWING PAGE
1

This FIRST AMENDMENT TO CONSULTING AGREEMENT is hereby executed and made effective as of the date first above written.

THE CONSULTANT:	THE COMPANY:

GENESIS INNOVATION GROUP, LLC	SHOULDER INNOVATIONS, INC

By: /s/ Benjamin L Olds	By: /s/ Robert Ball
Name: Benjamin L Olds	Name: Robert Ball
Title: Director, Finance & Operations	Title: CEO, Shoulder Innovations
SIGNATURE PAGE TO
FIRST AMENDMENT TO CONSULTING AGREEMENT

GENESIS INNOVATION GROUP, INC.
THIRD AMENDMENT TO
CONSULTING AGREEMENT
This Second Amendment to THE CONSULTING AGREEMENT (this "Amendment") is made effective as of January 1, 2025, by and among Genesis Innovation Group, Inc., a Michigan corporation (the "Consultant"), and Shoulder Innovations, Inc. (the "Company").
BACKGROUND
WHEREAS, the Consultant and the Company previously entered into that certain Consulting Agreement dated April, 30 2015 (the "Agreement");
WHEREAS, capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Agreement; and,
WHEREAS, pursuant to the Consultant's Fee section of the Addendum to the Agreement, Consultant and Company agree to modify the Chargeable Rate for each position listed.
WHEREAS, Consultant and Company agree the term shall be twelve (12) months, beginning January 1, 2025 and ending December 31, 2025.
WHEREAS, Consultant and Company agree to [***] billing cycle, beginning January 1, 2025 and ending December 31, 2025.
WHEREAS, Consultant and Company agree to a budgeted AOP amount of $[***] of revenue and expenses, for the time period of January 1, 2025 and ending December 31, 2025. The total amount can be increased by mutual agreement of both parties, but not decreased.
NOW, THEREFORE, in consideration of the foregoing, the Agreement is modified as follows:
CONSULTANT’S FEE
Resource Title – Chargeable Rate
■Vice President - $[***]
■Senior Director - $[***]
■Director - $[***]
■Engineer - $[***]
■Technician/Intern - $[***]

/s/ J P

■Vice President, Quality - $[***]
■Quality/Regulatory Manager - $[***]
■IT System Manager - $[***]
■Document Control - $[***]
COUNTERPARTS. This Amendment may be executed either originally or by facsimile, .pdf or other electronic means of signature and delivery, each of which shall be deemed an original.
SIGNATURE PAGE TO
THIRD AMENDMENT TO CONSULTING AGREEMENT
2
This SECOND AMENDMENT TO CONSULTING AGREEMENT is hereby executed and made effective as of the date first above written.

THE CONSULTANT:	THE COMPANY:

GENESIS INNOVATION GROUP, INC.	SHOULDER INNOVATIONS, INC.

By: /s/ Chance Leonard	By: /s/ Jeff Points
Name: Chance Leonard	Name: Jeff Points
Title: Chief Executive Officer	Title: CFO, Shoulder Innovations